Exhibit 10.38
PLEDGE AGREEMENT
PLEDGE AGREEMENT, dated as of March 24, 2016, made by BlueLinx Holdings, Inc., a Delaware corporation (“Pledgor”), in favor of Wells Fargo Bank, National Association, a national banking association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, together with any successor or replacement agent, “Pledgee”).
W I T N E S S E T H:
WHEREAS, Pledgor is the direct owner of one hundred percent (100%) of the limited liability company membership interests in the entities set forth on Exhibit A attached hereto, each a Delaware limited liability company (the “SPE Propcos”);
WHEREAS, Pledgee, the parties to the Loan Agreement as lenders (collectively, “Lenders”), BlueLinx Corporation, a Georgia corporation, successor by merger to the merger of BlueLinx Services Inc., a Georgia corporation, with and into BlueLinx Corporation with BlueLinx Corporation as the surviving corporation of such merger (“BlueLinx”), and BlueLinx Florida LP, a Florida limited partnership (“BFLP”, and together with BlueLinx, each individually a “Borrower” and collectively, “Borrowers”), BlueLinx Florida Holding No. 1 Inc., a Georgia corporation (“BFH1”) and BlueLinx Florida Holding No. 2 Inc., a Georgia corporation (“BFH2”, and together with BFH1, each individually a “Corporate Guarantor” and collectively, “Corporate Guarantors”) have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated August 4, 2006, by and among Agent, Lenders, Borrowers and Corporate Guarantors, as amended through the Twelfth Amendment, dated as of the date hereof (the “Amendment No. 12”), among Agent, Lenders, Borrowers, Corporate Guarantors and Pledgor (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Pledge Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements” as hereinafter further defined);
WHEREAS, in order to induce Pledgee and Lenders to continue to make loans and advances and provide other financial accommodations to Borrowers pursuant to the Loan Agreement and the other Financing Agreements, Pledgor has agreed to guarantee the Obligations of Borrowers to Agent and Lenders as set forth in the Limited Guarantee, dated as of the date hereof, by Pledgor in favor of Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Parent Guarantee”) and to secure the Parent Guarantee by (i) executing and delivering to Pledgee this Pledge Agreement and (ii) delivering to Pledgee any and all other documents as required under or in accordance with the terms of the Financing Agreements;
WHEREAS, Pledgor has benefitted and will continue to benefit directly and indirectly from the extensions of credit made to Borrowers pursuant to the Loan Agreement; and
NOW, THEREFORE, in consideration of the premises and to induce Pledgee to enter into Amendment No.12, Pledgor hereby agrees with Pledgee, as follows:
1.Defined Terms.
(a)    Unless otherwise defined herein, capitalized terms which are defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

(b)    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and section and paragraph references are to this Pledge Agreement unless otherwise specified.
(c)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(d)    The following terms shall have the following meanings:
“Additional Pledged LLC Interest”: as defined in any supplement to this Pledge Agreement delivered pursuant to Section 5(e) hereof.
“Additional Pledged Partnership Interest”: as defined in any supplement to this Pledge Agreement delivered pursuant to Section 5(e) hereof.
“Additional Pledged Stock”: as defined in any supplement to this Pledge Agreement delivered pursuant to Section 5(e) hereof.
“Bankruptcy Event”: the occurrence of an Event of Default under Sections 10.1(f), 10.1(g) or 10.1(h) of the Loan Agreement.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a Corporation, including, without limitation, all rights to participate in the operation or management of the Corporation and all rights to properties, assets and distributions (except as otherwise provided herein) under the by-laws in respect of such capital stock or other interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to any of Pledgors in respect of such Capital Stock while this Pledge Agreement is in effect.
“Control Rights”: with respect to any Limited Liability Company, all of Pledgor’s right and status to participate in the management of the business and affairs of such Limited Liability Company.
“Corporation”: any Person identified in this Pledge Agreement as a corporation or recognized by the Laws pursuant to which it is organized as a corporation.
“Delaware LLC Act”: the Delaware Limited Liability Company Act, Delaware Code Annotated, Title 6, §§ 18-101 et seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Delaware UCC”: the Delaware Uniform Commercial Code, Delaware Code Annotated, Title 6, §§ 8-101 et seq., as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Economic Interests”: all of Pledgor’s distributions, profits or economic interests from a Limited Liability Company, and the right, title and interest of Pledgor to receive any such distributions, profits or economic interests, including for any limited liability company organized under Delaware law, any “limited liability company interest” (as such term is defined in Section 18-101(8) of the Delaware LLC Act).
“Excluded Collateral”: any Capital Stock, LLC Interest, Partnership Interest or other equity interest of Pledgor in or to Borrowers or Guarantors or any other Subsidiary of Parent Guarantor, other than the SPE Propcos.
“Financing Agreements “: the following agreements (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Loan Agreement and the other “Financing Agreements” defined in the Loan Agreement, (b) each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing any Obligations, (c) any other document or instrument executed or delivered at any time in connection with the Obligations under the Loan Agreement, including any guaranty of or grant of Collateral to secure such Obligations, (d) any intercreditor or joinder agreement to which Pledgee are parties, and (e) each other agreement, document, or instrument providing for, evidencing, guaranteeing, or securing any debtor in possession financing provided by or consented to in writing by Pledgee in any Bankruptcy Event in which Borrowers, Guarantors or Pledgor is a debtor or the subject of such proceeding.
“Governing Documents”: with respect to (a) a corporation, its articles or certificate of incorporation, continuance or amalgamation and by-laws, (b) a partnership, its certificate of limited partnership or partnership declaration, as applicable, and partnership agreement, (c) a limited liability company, its certificate of formation and operating agreement and (d) any other Person, the other organizational or governing documents of such Person.
“Issuer”: any Corporation, Limited Liability Company or Partnership, the Capital Stock of which has been pledged by a Pledgor hereunder. The Issuers as of the Closing Date are set forth on Schedule I.
“Limited Liability Company”: any Person identified in this Pledge Agreement as a limited liability company or recognized by the Laws pursuant to which it is organized as a limited liability company.
“Limited Liability Company Agreement”: as to any Limited Liability Company, its certificate of formation and operating agreement or other Governing Documents, as each may be amended, supplemented or otherwise modified from time to time.
“LLC Interest”: any Limited Liability Company membership interest, limited liability company interest, economic interest, or other interest in a Limited Liability Company, including, without limitation, (a) all rights to participate in the operation or management of the Limited Liability Companies and all rights to properties, assets, member interests and distributions (except as otherwise provided herein) under the Limited Liability Company Agreements in respect of such membership interests or other interests, all rights in and to the Limited Liability Company Agreement and the other Governing Documents of any Limited Liability Company, and (c) all Economic Interests, Control Rights and Ownership Interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the LLC Interests while this Pledge Agreement is in effect.
“Loan Agreement”: shall have the meaning given to such term in the recitals.
“Maryland Guarantor”: ABP MD (Baltimore) LLC, a Delaware limited liability company, its successors and assigns, and the direct owner of one hundred percent (100%) of the limited liability company membership interests in Maryland LLC Subsidiary.
“Maryland LLC Subsidiary”: ABP MD (Baltimore) Subsidiary LLC, a Delaware limited liability company, its successor and assigns.
“Mortgage Loan Lenders”: collectively, (a) the U.S. Bank National Association, as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27 and (b) Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-4, successors in interest to German American Capital Corporation, and their respective permitted successors and assigns.
“Mortgage Loan Pledge Agreement”: the Pledge Agreement, dated as of the date hereof, by Pledgor in favor of Mortgage Lenders with respect to the pledge of the equity interests of Pledgor in the SPE Propcos, as the same may be amended, modified, supplemented, extended, renewed, restated, or replaced.
“Mortgage Loan Special Servicer”: LNR Partners, LLC a Florida limited liability company, any replacement special servicer appointed pursuant to the Mortgage Loan Agreement, its permitted successors and assigns.

“Ownership Interests” all of Pledgor’s right, title and status as a member, partner or limited partner in a Limited Liability Company, including Pledgor’s status as a “member” (as such term is defined in Section 18-101(11) of the Delaware LLC Act).
“Partnership”: any Person identified in this Pledge Agreement as a partnership or recognized by the Laws pursuant to which it is organized as a partnership.
“Partnership Agreement”: as to any Partnership, its certificate of formation, if applicable, and partnership agreement or other Governing Documents, as each may be amended, supplemented or otherwise modified from time to time.
“Partnership Interest”: any partnership interest, economic interest, or other interest in a Partnership, including, without limitation, all rights to participate in the operation or management of the Partnerships and all rights to properties, assets, partnership interests and distributions (except as otherwise provided herein) under the Partnership Agreements in respect of such partnership interests or other interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the Partnership Interests while this Pledge Agreement is in effect.
“Pledge Agreement”: this Pledge Agreement, as may be amended, modified, supplemented, extended, renewed, restated, or replaced.
“Pledged Collateral”: the Pledged Stock, the Pledged LLC Interests, the Pledged Partnership Interests, and all Proceeds, other than the Excluded Collateral.
“Pledged LLC Interest”: any and all of Pledgor’s LLC Interests in the Limited Liability Companies set forth in Schedule I attached hereto and any Additional Pledged LLC Interest at any time pledged pursuant to Section 5(e), including, without limitation, all its rights to participate in the operation or management of the Limited Liability Companies and all its rights to properties, assets, member interests and distributions (except as otherwise provided herein) under the Limited Liability Company Agreements in respect of such LLC Interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the Pledged LLC Interests while this Pledge Agreement is in effect.
“Pledged Partnership Interest”: any and all of Pledgor’s Partnership Interests in the Partnerships set forth in Schedule I attached hereto and any Additional Pledged Partnership Interest at any time pledged pursuant to Section 5(e), including, without limitation, all its rights to participate in the operation or management of the Partnerships and all its rights to properties, assets, partnership interests and distributions (except as otherwise provided herein) under the Partnership Agreements in respect of such Partnership Interests, together with all certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the Pledged Partnership Interests while this Pledge Agreement is in effect.
“Pledged Stock”: any and all of Pledgor’s Capital Stock in the Corporations as set forth on Schedule I attached hereto, together with all stock certificates, options or rights of any nature whatsoever which may be issued or granted by any of the Issuers to Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect, together with any Additional Pledged Stock at any time pledged pursuant to Section 5(e).
“Pledgor”: as defined in the Preamble hereto.
“Proceeds”: all “proceeds” as such term is defined in Section 9‑102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends, distributions or other income from the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests or collections thereon with respect thereto.
“Secured Obligations”: all “Guaranteed Obligations” as defined in the Parent Guarantee.
“Securities Act”: the Securities Act of 1933, as amended.

“Security”: as defined in Article 8-102(15) of the UCC.
“SPE Intercreditor Agreement”; the Equity Pledge Intercreditor Agreement, dated as of March 24, 2016, among Agent, Mortgage Loan Special Servicer, Borrowers, Corporate Guarantors, Parent Guarantor and SPE Propcos, as the same may be amended, modified, supplemented, extended, renewed, restated, or replaced.
“UCC”: the Uniform Commercial Code from time to time in effect in the State of New York or, as the context requires, any other applicable jurisdiction.
2.    Pledge; Grant of Security Interest. Subject to the terms hereof, each Pledgor hereby delivers, pledges and assigns, and transfers, as appropriate, to Pledgee all the Pledged Collateral in which it has any right, title or interest, and hereby grants to Pledgee a first priority security interest in the Pledged Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.
3.    Transfer Powers. Concurrently with the delivery to Pledgee of each certificate, if any, representing one or more shares of the Pledged Stock, Pledged LLC Interest or Pledged Partnership Interest which is a Security, Pledgor shall deliver an undated stock power or transfer power covering such certificate, duly executed in blank.
4.    Representations and Warranties. Pledgor represents and warrants that:
(a)    the shares of Pledged Stock listed on Part A of Schedule I as owned by Pledgor, as supplemented from time to time, constitute all the issued and outstanding shares of all classes of the Capital Stock of the Borrowers owned by Pledgor and are represented by the certificates listed thereon;
(b)    the Pledged LLC Interests listed on Part B of Schedule I as owned by Pledgor, as supplemented from time to time, constitute all the issued and outstanding LLC Interests of all classes of the Borrowers owned by Pledgor and are represented by the certificates listed thereon, and such Pledged LLC Interests are Securities governed by Article 8 of the UCC;
(c)    the Pledged Partnership Interests listed on Part C of Schedule I as owned by Pledgor, as supplemented from time to time, constitute all the issued and outstanding Partnership Interests of all classes of the Borrowers owned by Pledgor and are represented by the certificates listed thereon, if such Pledged Partnership Interests are Securities;
(d)    all the shares, units or other interests of the Pledged Stock, the Pledged LLC Interests and the Pledged Partnership Interests have been duly and validly issued and are fully paid and, to the extent that such shares are assessable by their nature, nonassessable;
(e)    Pledgor is the record and beneficial owner of, and has title to, the Pledged Collateral pledged by it, free of any and all Liens or options in favor of any other Person, except the Lien created by this Pledge Agreement, and the first priority Lien in favor of Mortgage Loan Lenders pursuant to the Mortgage Loan Pledge Agreement;
(f)    each of the SPE Propcos is organized as a limited liability company under the Delaware LLC Act;
(g)    Maryland Guarantor has legal and valid title to all of the SPE Property in the State of Maryland and Maryland Subsidiary LLC does not own any SPE Property or other assets or properties;
(h)    upon delivery to Pledgee of the certificates evidencing the Pledged Stock, the certificates evidencing the Pledged LLC Interests, and the certificates evidencing the Pledged Partnership Interests (and assuming the continuing possession by Mortgage Loan Special Servicer or Pledgee of such certificates in accordance with the requirements of applicable law), the Liens granted pursuant to this Pledge Agreement in the Pledged Collateral evidenced by such certificates shall constitute perfected Liens in favor of Pledgee on the Pledged Collateral as collateral security for the Secured Obligations, which Liens will be prior to all other Liens on the Pledged Collateral of Pledgor;
(i)    upon the filing of UCC-1 (or equivalent) financing statements in the jurisdictions referenced on Schedule II or in a supplement thereto, the Liens granted pursuant to this Pledge Agreement on that portion of the Pledged Collateral not perfected as described in Section 4(h) shall constitute perfected Liens in favor of Pledgee, on behalf and for the ratable benefit of Pledgee, on such Pledged Collateral as collateral security for the Secured Obligations, which Liens will be prior to all other Liens on such Pledged Collateral of Pledgor;
(j)    the Pledged Partnership Interests (i) are not dealt in or traded on securities exchanges or in securities markets, (ii) do not constitute investment company securities, (iii) are not held in a securities account (in each case within the meaning of Section 8‑103(c) of the UCC), and (iv) are not by their terms a “security” under Article 8 of the UCC;
(k)    each Issuer of the Pledged LLC Interest has opted into Article 8 of the Delaware UCC pursuant to Section 8-103(c) of the Delaware UCC and such Pledged LLC Interests constitute Securities and each such Pledges LLC Interest is evidenced by a certificated security under the UCC which has been delivered to Mortgage Loan Special Servicer pursuant to the Mortgage Loan Pledge Agreement and is being held by Mortgage Loan Special Servicer in accordance with the terms of the SPE Intercreditor Agreement;
(l)    all consents of each member or partner in each Limited Liability Company or Partnership to the grant of the security interests provided hereby and to the transfer of the Pledged LLC Interests or Pledged Partnership Interests, as the case may be, to Pledgee or its designee pursuant to the exercise of any remedies under Section 8 have been obtained and are in full force and effect;
(m)    Pledgor’s location (for purposes of Section 9-307 of the UCC) is the place specified for Pledgor on Schedule II and, for the four (4) months preceding the date hereof, Pledgor’s location has not been any place other than the place specified on Schedule II. Pledgor, if not a “registered organization” as defined in the UCC, is so designated on Schedule II and has only one place of business, the location of which is at the place specified for Pledgor on Schedule II; and
(n)    (i) the exact legal name of Pledgor is as specified for Pledgor on Schedule II; and (ii)  Pledgor has not changed its legal name in the twelve (12) months preceding the date hereof.
5.    Covenants. Pledgor hereby agrees that, from and after the date of this Pledge Agreement until the Secured Obligations are paid in full:
(a)    If Pledgor shall, as a result of its ownership of any Pledged Collateral, become entitled to receive or shall receive any stock certificate, partnership interest certificate or membership interest certificate or similar certificate evidencing such interest (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution for, as a conversion of, or in exchange for any shares of any Pledged Collateral, or otherwise in respect thereof, Pledgor shall accept the same as Pledgee’s agent, hold the same as collateral in trust for Pledgee and deliver the same forthwith to Pledgee in the exact form received, and duly indorsed by Pledgor to Pledgee, if required, together with an undated stock or transfer power covering such certificate duly executed in blank and with, if Pledgee so requests, signature guaranteed, to be held by Pledgee, on behalf and for the ratable benefit of Pledgee, subject to the terms hereof as additional collateral security for the Secured Obligations. Any sums or other property paid upon or in respect of any Pledged Collateral upon the liquidation or dissolution of any of the Borrowers, to the extent (i) not prohibited under the Loan Agreement, or (ii) otherwise approved by Pledgee, may be retained by Pledgor and used for purposes not inconsistent with the Loan Documents (including, without limitation, permitted investments in new or existing Subsidiaries), and otherwise shall be paid over to Pledgee to be held by it hereunder on behalf and for the ratable benefit of Pledgee as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of any Pledged Collateral or any property shall be distributed upon or with respect to any Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any of the Borrowers or pursuant to the reorganization thereof, the property so distributed, to the extent (i) not prohibited under the Parent Guarantee or the other Financing Agreements, or (ii) otherwise approved by Pledgee, may be retained by Pledgor and used for purposes not inconsistent with the Financing Agreements (including, without limitation, permitted investments in new or existing Subsidiaries), and otherwise, shall be delivered to Pledgee to be held by it subject to the terms hereof, as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any Pledged Collateral shall be received by Pledgor and required to be paid to or delivered to Pledgee hereunder, Pledgor shall, until such money or property is paid or delivered to Pledgee, hold such money or property in trust for Pledgee and Pledgee segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.
(b)    Without the prior written consent of Pledgee, Pledgor will not (i) vote to enable, or take any other action to permit, any of the Issuers to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any of the Issuers, unless such securities are delivered to Pledgee, concurrently with the issuance thereof, to be held by Pledgee as Pledged Collateral, or are otherwise pledged to Pledgee hereunder, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, any Pledged Collateral, except as otherwise provided in the Loan Agreement and the Mortgage Loan Pledge Agreement, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and the lien in favor of the Mortgage Loan Lenders pursuant to the Mortgage Loan Pledge Agreement, or (iv) enter into any agreement or undertaking restricting the right or ability of Pledgor or Pledgee to sell, assign or transfer any of the Pledged Collateral, other than pursuant to the Mortgage Loan Pledge Agreement.
(c)    Pledgor shall maintain the security interest created by this Pledge Agreement as a perfected security interest, senior in priority to all other interests or claims, other than security interest in favor of Mortgage Loan Lenders and shall defend such security interest against the claims and demands of all other Persons. At any time and from time to time, upon the written request of Pledgee, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as Pledgee may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing statements, financing change statements or amendments to financing statements or continuation statements under the UCC or any similar personal property security legislation in effect in any jurisdiction with respect to the Liens created hereby and (ii) taking any actions necessary to enable Pledgee to take delivery of the Pledged Collateral or to obtain “control” (within the meaning of the UCC) with respect thereto. If any amount payable under or in connection with any of the Pledged Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall, subject to the terms of the SPE Intercreditor Agreement, be immediately delivered to Pledgee, duly endorsed in a manner satisfactory to Pledgee, to be held as Pledged Collateral pursuant to this Pledge Agreement.
(d)    Pledgor covenants and agrees that with respect to all LLC Interests, including without limitation all Pledged LLC Interests, Pledgor shall at all times provide that (i) the LLC Interests shall constitute Securities and shall be governed by Article 8 of the UCC and (ii) the LLC Interests shall at all times be a certificated security evidenced by a security certificate under Article 8 of the UCC. Each of Pledgor, and by their signatures in the attached Acknowledgement and Consent, the Issuers, shall not, directly or indirectly, amend, modify or alter any of the Limited Liability Company Agreements or any of the other Governing Documents of any Limited Liability Company to opt out of Article 8 of the UCC or otherwise, directly or indirectly, to make the LLC Interests, including without limitation, the Pledged LLC Interests, no longer subject to Article 8 of the UCC. Within thirty (30) days of the date hereof, Pledgor and Issuers shall deliver to Pledgee, in form and substance acceptable to Pledgee, an acknowledgment consenting to the provisions in the Pledge Agreement in favor of Pledgee with the delivery of the amended and restated Limited Liability Company Agreement with respect to the SPE Propcos.

(e)    If Pledgor shall at any time hold or acquire any shares or other interests of any Person which is not an Issuer hereunder but becomes an obligor under the Loan Agreement, Pledgor shall (i) promptly deliver such Equity Interests, and all certificates evidencing the same, to Pledgee to be held as additional collateral security for the Secured Obligations hereunder, (ii) promptly deliver to Pledgee a supplement to this Pledge Agreement, substantially in the form of Exhibit B to this Pledge Agreement, duly completed, adding such Equity Interests to Schedule I hereto, and (iii) promptly cause such Subsidiary to execute and deliver an acknowledgment and consent substantially in the form appended as Annex I to Exhibit B to this Pledge Agreement.
(f)    Pledgor will not (i) without prior written notice to Pledgee, change its location (for purposes of Section 9-307 of the UCC) from that specified in Section 4(m), (ii) without prior written notice to Pledgee, change its name, identity or structure or (iii) unless prior written notice to such effect shall have been given and any filing under the UCC as Pledgee may reasonably request to maintain the perfected security interest granted hereto has been made, reorganize under the laws of another jurisdiction or as a different type of entity.
(g)    Pledgor acknowledges and agrees that (i) Maryland Guarantor shall at all times own legal and valid title to all of the SPE Property in the State of Maryland and (ii) Maryland Subsidiary LLC shall not own any SPE Property or other assets or properties.
(h)    Pledgor acknowledges and agrees that (i) to the extent each interest in any Partnership controlled now or in the future by Pledgor and pledged hereunder is a Security, such interest shall be certificated, and (ii) each such interest shall at all times hereafter continue to be such a Security and represented by such certificate. Pledgor further acknowledges and agrees that with respect to any interest in any Partnership controlled now or in the future by Pledgor and pledged hereunder that is not a Security Pledgor shall at no time elect to treat any such interest as a “Security”, nor shall such interest be represented by a certificate, unless Pledgor provides prior written notification to Pledgee of such election and such interest is thereafter represented by a certificate that is promptly delivered to Pledgee pursuant to the terms hereof.
6.    Cash Dividends; Voting Rights.
(a)    Unless an Event of Default shall have occurred and be continuing and Pledgee shall have given notice to Pledgor of Pledgee’s intent to exercise its corresponding rights pursuant to Section 7 below, Pledgor shall be permitted to receive all cash distributions and dividends paid in the normal course of business of the Issuers in respect of the Pledged Collateral, to the extent permitted under the Loan Agreement and the Parent Guarantee, and to exercise all voting, corporate (with respect to Pledged Stock), member (with respect to Pledged LLC Interests) and partnership (with respect to Pledged Partnership Interests) rights with respect to the Pledged Collateral.
(b)    Notwithstanding Section 6(a), Pledgor agrees that no vote shall be cast or corporate, partnership or member right exercised or other action taken which would subordinate, invalidate, or eliminate the Liens granted hereunder or which would be inconsistent with or violate any provision of the Loan Agreement, this Pledge Agreement or any other Financing Agreement.
7.    Rights of Pledgee.
(a)    After the occurrence and during the continuance of an Event of Default it is agreed that all Proceeds received by Pledgor hereunder consisting of cash, checks and other near-cash items shall be held by Pledgor in trust for Pledgee, segregated from other funds of Pledgors. Such Proceeds shall, promptly upon receipt by Pledgor, be (i) turned over to Pledgee in the exact form received by Pledgor (duly endorsed by Pledgor to Pledgee, if required) to be held by Pledgee during the continuance of such Event of Default or (ii) deposited into a Proceeds Reserve Account and, to the extent not prohibited under the Financing Agreements, such amounts so deposited in a Proceeds Reserve Account may be used for purposes permitted under the Financing Agreements. Any and all such Proceeds held by Pledgee or held by Pledgor in trust for Pledgee shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 8(a).

(b)    If an Event of Default shall occur and be continuing and Pledgee shall give notice of its intent to exercise such rights to Pledgor: (i) Pledgee shall have the right to receive any and all cash dividends or other cash distributions paid in respect of the Pledged Collateral and make application thereof to the Secured Obligations in the order provided in Section 8(a), and (ii) at the request of Pledgee, all shares of the Pledged Stock, all Pledged LLC Interests and all Pledged Partnership Interests shall be registered in the name of Pledgee or its nominee, and Pledgee or its nominee may thereafter exercise (A) all voting, corporate or other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any of the Issuers or otherwise; (B) all members rights, powers and privileges with respect to the Pledged LLC Interests to the same extent as a member under the applicable Limited Liability Company Agreement; (C) all partnership rights, powers and privileges with respect to the Pledged Partnership Interests to the same extent as a partner under the applicable Partnership Agreement; and (D) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or company structure of any of the Issuers, or upon the exercise by Pledgor or Pledgee of any right, privilege or option pertaining to such shares or interests of the Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but Pledgee shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Subject to the foregoing, Pledgee hereby agrees that all shares of Pledged Stock, all Pledged LLC Interests and all Pledged Partnership Interests, as the case may be, registered in the name of Pledgee pursuant to clause (ii) of this Section 7(b) shall be re-registered in the respective Pledgor’s name if such Event of Default is cured prior to acceleration or is waived and no Event of Default is then continuing.
(c)    The rights of Pledgee hereunder shall not be conditioned or contingent upon the pursuit by Pledgee of any right or remedy against any of the Borrowers or against any other Person which may be or become liable in respect of all or any part of any of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Pledgee shall not be liable for any failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof.
8.    Remedies.
(a)    If an Event of Default shall have occurred and be continuing, at any time at Pledgee’s election, Pledgee may apply all or any part of the Proceeds of the Pledged Collateral in payment of the Secured Obligations as specified in the Loan Agreement.
(b)    If an Event of Default shall occur and be continuing, Pledgee may exercise, in addition to all other rights and remedies granted to it in this Pledge Agreement, the Financing Agreements (including all of the Security Instrument) and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, all rights and remedies of a secured party under the UCC. In such circumstances, without limiting the generality of the foregoing, Pledgee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor, any of the Issuers or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted under the governing law specified in the Loan Agreement), may transfer all or any part of the Pledged Collateral into Pledgee’s name or the name of its nominee or nominees, and/or may forthwith collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Pledged Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over‑the‑counter market, at any exchange, broker’s board or office of Pledgee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law. Pledgee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. Pledgee shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of Pledgee and the other Pledgee arising out of the exercise by Pledgee hereunder, including, without limitation, documented fees and disbursements of counsel, to the payment in whole or in part of the Secured Obligations, in such order as is provided in Section 8(a), and only after such application and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9‑615 of the UCC, need Pledgee account for the surplus, if any, to Pledgor, subject to the rights, if any, of Mortgage Loan Lenders under the SPE Intercreditor Agreement of even date herewith. To the extent permitted by Applicable Law, Pledgor waives all claims, damages and demands it may acquire against Pledgee or any other Pledgee arising out of the exercise by Pledgee or any other Pledgee of any of its rights hereunder. If any notice of a proposed sale or other disposition of Pledged Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) business days before such sale or other disposition. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Pledged Collateral are insufficient to pay the Secured Obligations (including the fees and disbursements of counsel employed by Pledgee to collect such deficiency to the extent provided therefor in Section 2.1 of the Parent Guarantee).
9.    Registration Rights; Private Sales.
(a)    If Pledgee shall determine to exercise its right to sell any or all of the shares of Pledged Stock, any or all of the Pledged LLC Interests or any or all of the Pledged Partnership Interests pursuant to Section 8 hereof after the occurrence and during the continuance of an Event of Default, and if in the reasonable opinion of Pledgee it is necessary or advisable to have the Pledged Stock and/or the Pledged LLC Interests and/or the Pledged Partnership Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, Pledgor will cause any or all of the Issuers to (i) execute and deliver, and cause the officers of such Issuers to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of Pledgee, necessary or advisable to register the shares of Pledged Stock and/or the Pledged LLC Interests and/or the Pledged Partnership Interests or that portion of them to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the shares of Pledged Collateral, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of Pledgee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Pledgor agrees to cause the Issuers to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which Pledgee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
(b)    Pledgor recognizes that Pledgee may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Pledgee than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuers to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuers would agree to do so.
(c)    Pledgor further agrees to use its reasonable efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Collateral pursuant to this Pledge Agreement valid and binding and in compliance with any and all other applicable Requirements of Law. Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to

Pledgee and Pledgee, that Pledgee and Pledgee have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Loan Agreement.
10.    Irrevocable Authorization and Instruction to Issuers. Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from Pledgee in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from Pledgor, and Pledgor agrees that each Issuer shall be fully protected in so complying.
11.    Agent’s Appointment as Attorney‑in‑Fact.
(a)    Pledgor hereby irrevocably constitutes and appoints Pledgee and any officer or agent of Pledgee, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or in Pledgee’s own name, from time to time in Pledgee’s discretion, for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.
(b)    Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in Section 11(a). All powers, authorizations and agencies contained in this Pledge Agreement are coupled with an interest and are irrevocable until this Pledge Agreement is terminated and the security interest created hereby is released.
(c)    The power of attorney conferred hereby on Pledgee is solely to protect, preserve and realize upon its security interest in the Pledged Collateral. This power of attorney shall neither create any agency on the part of Pledgee in favor of Pledgor, nor any fiduciary obligations or relationship on the part of any Pledgee for the benefit of Pledgor.
(d)    Anything in this Section 11 to the contrary notwithstanding, Pledgee agrees that it will not exercise any rights provided for in this Section 11 unless an Event of Default has occurred and is continuing.
12.    Limitation on Duties Regarding Pledged Collateral. Pledgee’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, under Section 9‑207 of the UCC or otherwise, shall be to deal with it in the same manner as Pledgee deals with similar securities and property for its own account, except that Pledgee shall have no obligation to invest Proceeds held in any deposit or securities account and may hold the same as demand deposits. None of Pledgee, or any of its respective trustees, directors, officers, employees, agents, servicers or advisors shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Pledgor or any other Person or to take any other action whatsoever with regard to the Pledged Collateral or any part thereof. The powers conferred on Pledgee hereunder are solely to protect Pledgee’s interests in the Collateral and shall not impose any duty upon Pledgee to exercise any such powers. Pledgee shall be accountable only for amounts that it actually receive as a result of the exercise of such powers, and neither it nor any of its trustees, servicers, officers, directors, employees, agents or advisors shall be responsible to Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
13.    Authorization of Financing Statements. Pledgor hereby authorizes Pledgee to file financing statements with respect to the Pledged Collateral in such form and in such filing offices as Pledgee reasonably determines appropriate to perfect the security interests of Pledgee under this Pledge Agreement.

14.    Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Pledged Collateral are irrevocable and powers coupled with an interest.
15.    Further Assurances. Pledgor shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Pledgee all documents, and take all actions, reasonably required by Pledgee from time to time to confirm the rights created or now or hereafter intended to be created under this Pledge Agreement, to protect and further the validity and enforceability of this Pledge Agreement or otherwise carry out the purposes of this Pledge Agreement.
16.    Notices. All notices, requests and demands hereunder shall be made in accordance with the Loan Agreement and shall be in writing and (a) made to Pledgee at its address set forth below and to Pledgor at its address set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

Pledgor:	BlueLinx Holdings Inc. 4300 Wildwood Parkway Atlanta, Georgia 30339 Attention: General Counsel Facsimile No. (770) 953-7008

Pledgee:	Wells Fargo Bank, National Association
100 Park Avenue
New York, New York 10017
Attention: Regional Portfolio Manager – BlueLinx Corporation
Facsimile No. 212-545-4283

17.    Severability. If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
18.    Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
19.    No Waiver; Cumulative Remedies. Pledgee shall not by any act (except by a written instrument pursuant to Section 20 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
20.    Waivers and Amendments; Successors and Assigns. No waiver of any term or condition of this Pledge Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given. No delay on Pledgee’s part in exercising any right, power or privilege under this Pledge Agreement or any other Financing Agreement shall operate as a waiver of any privilege, power or right hereunder. This Pledge Agreement shall be binding upon Pledgor and its successors and assigns and shall inure to the benefit of Pledgee and its successors and permitted assigns. Pledgor, without the prior written consent of Pledgee in each instance, may assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof, provided that such assignment shall not release Pledgor of its obligations hereunder.
21.    Termination and Release.
(a)    This Pledge Agreement (and all of Pledgee’s rights hereunder), the security interest granted in the Pledged Collateral and all other security interests granted hereby shall terminate when all the Secured Obligations have been paid in full (other than inchoate claims in respect of indemnities or other contingent obligations under the Financing Agreements that are not then due and payable and which are expressly stated therein to survive payment in full).
(b)    In connection with any termination or release pursuant to paragraph (a) above, Pledgee shall promptly execute and deliver to Pledgor, at Pledgor’s expense, all Uniform Commercial Code termination statements and similar documents that Pledgor shall reasonably request to evidence such termination or release, and will duly assign and transfer to Pledgor such of the Pledged Collateral that may be in the possession of Pledgee and has not therefore been sold or otherwise applied or released pursuant to this Pledge Agreement, subject to the rights of Mortgage Loan Lenders under the SPE Intercreditor Agreement executed concurrently herewith. Any execution and delivery of documents pursuant to this Section 21 shall be without recourse to or representation or warranty by Pledgee. Pledgor shall reimburse Pledgee upon demand for all costs and out of pocket expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 21.
22.    JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
(a)    The validity, interpretation and enforcement of this Pledge Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.
(b)    Each of Pledgor and Pledgee irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York, whichever Pledgee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Pledgor or its property).
(c)     Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address and to the attention of the person set forth herein and service so made shall be deemed to be completed ten (10) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee’s option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.
(d)    EACH OF PLEDGOR AND PLEDGEE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE

AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND PLEDGEE OR ANY LENDER IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(e)    Pledgee and Agent and Lenders shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee or such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement
23.    Waiver of Certain Damages. Pledgor and Pledgee (on behalf of itself and each Pledgee) hereby waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to herein for any special, exemplary, punitive or consequential damages.
24.    Counterclaims and Other Actions. Pledgor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Pledgee in connection with this Pledge Agreement, any and every right it may have to (a) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Pledgee on this Pledge Agreement and cannot be maintained in a separate action) and (b) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.
25.    Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Pledge Agreement by telefacsimile or other electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Pledge Agreement. Any party delivering an executed counterpart of this Pledge Agreement by telefacsimile or other electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Pledge Agreement.
26.    SPE Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to Pledgee and Lenders pursuant to this Pledge Agreement and the exercise of any right or remedy by Pledgee and Lenders hereunder are subject to the provisions of the SPE Intercreditor Agreement. As between Pledgee and Mortgage Loan Lenders, if there is a conflict between the terms of the Intercreditor Agreement and this Pledge Agreement, the terms of the SPE Intercreditor Agreement will control.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.
PLEDGOR:
BLUELINX HOLDINGS, INC.
By: /s/ Shyam K. Reddy
Name: Shyam K. Reddy
Title: Senior Vice PResident, General Counsel and Secretary

ACKNOWLEDGED AND AGREED:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pledgee
By: /s/ Marc J. Brier
Name: Marc J. Brier
Title: Authorized Signatory

ACKNOWLEDGMENT AND CONSENT
The undersigned, the Issuers referred to in the Pledge Agreement, dated as of March 24, 2016, by and among Pledgor and Wells Fargo Bank, National Association, in its capacity as Pledgee (the “Pledge Agreement”), hereby acknowledge receipt of a copy of the Pledge Agreement and agree to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to them, including without limitation, Section 5(d) of the Pledge Agreement. The undersigned agree to notify Pledgee promptly in writing of the occurrence of any of the events described in Section 5(a) of the Pledge Agreement. The undersigned further agree that the terms of Section 9(c) of the Pledge Agreement shall apply to them, mutatis mutandis, with respect to all actions that may be required of them under or pursuant to or arising out of Section 10 of the Pledge Agreement.
ISSUERS:

ABP AL (MIDFIELD) LLC	ABP AR (LITTLE ROCK) LLC
ABP CA (CITY OF INDUSTRY) LLC	ABP CA (NATIONAL CITY) LLC
ABP CO II (DENVER) LLC	ABP FL (LAKE CITY) LLC
ABP FL (MIAMI) LLC	ABP FL (PENSACOLA) LLC
ABP FL (TAMPA) LLC	ABP FL (YULEE) LLC
ABP GA (LAWRENCEVILLE) LLC	ABP IA (DES MOINES) LLC
ABP IL (UNIVERSITY PARK) LLC	ABP IN (ELKHART) LLC
ABP KY (INDEPENDENCE) LLC	ABP LA (NEW ORLEANS) LLC
ABP LA (SHREVEPORT) LLC	ABP MA (BELLINGHAM) LLC
ABP MD (BALTIMORE) LLC	DELETED
ABP ME (PORTLAND) LLC	ABP MI (DETROIT) LLC
ABP MI (GRAND RAPIDS) LLC	ABP MN (MAPLE GROVE) LLC
ABP MO (BRIDGETON) LLC	ABP MO (KANSAS CITY) LLC
ABP MO (SPRINGFIELD) LLC	ABP MS (PEARL) LLC
ABP NC (BUTNER) LLC	ABP NC (CHARLOTTE) LLC
ABP NJ (DENVILLE) LLC	ABP NY (YAPHANK) LLC
ABP OH (TALMADGE) LLC	ABP OK (TULSA) LLC
ABP PA (ALLENTOWN) LLC	ABP PA (STANTON) LLC
ABP SC (CHARLESTON) LLC	ABP TN (ERWIN) LLC

ABP TN (MADISON) LLC	ABP TN (MEMPHIS) LLC
ABP TX (EL PASO) LLC	ABP TX (FORT WORTH) LLC
ABP TX (HARLINGEN) LLC	ABP TX (HOUSTON) LLC
ABP TX (LUBBOCK) LLC	ABP TX (SAN ANTONIO) LLC
ABP VA (RICHMOND) LLC	ABP VA (VIRGINIA BEACH) LLC
ABP VT (SHELBURNE) LLC	ABP WI (WAUSAU) LLC
ABP AL (MIDFIELD) LLC	ABP AR (LITTLE ROCK) LLC
ABP CA (CITY OF INDUSTRY) LLC	ABP CA (NATIONAL CITY) LLC
ABP CO II (DENVER) LLC	ABP FL (LAKE CITY) LLC
ABP FL (MIAMI) LLC	ABP FL (PENSACOLA) LLC

Each entity listed above, each a Delaware limited liability company

By: /s/ Shyam K. Reddy
Name:    Shyam K. Reddy
Title:    Senior Vice-President and General Counsel